EXHIBIT 10.02
                                                                   -------------

                               GUARANTEE AGREEMENT
                               -------------------

Whereas VantagePoint Venture Partners III(Q), L.P. ("VPVP") owns a significant equity interest in DSL.net, Inc. ("DSLN"); and

Whereas DSLN has negotiated a commitment letter and summary of terms and conditions from Fleet National Bank ("Fleet") for a credit facility (the "Fleet Facility") for up to $15 million to finance acquisitions, working capital and other general corporate requirements which is attached hereto as Exhibit 2 (the "Fleet Term Sheet"); and

Whereas such commitment requires the guarantee of VPVP; and

Now, therefore, VPVP hereby agrees that concurrently upon satisfaction of the conditions specified in the following sentence, it will provide to Fleet its guaranty in substantially the form attached hereto as Exhibit 3 (with such changes as may be agreed upon by Fleet and VPVP) (the "Guaranty) in an amount and on such terms and conditions as set forth in the term sheet attached as
Exhibit 1 (the "Term Sheet"). VPVP's obligation to enter into the Guaranty is subject to the following conditions: (a) DSLN and Network Access Solutions shall have entered into an asset purchase agreement providing for the acquisition by DSLN of certain assets of Network Access Solutions Corporation and the transactions contemplated therein shall have been consummated pursuant to the terms thereof; (b) DSLN shall enter into a credit agreement evidencing the Fleet Facility on terms and conditions consistent with the Fleet Term Sheet; and (c) DSLN and, if applicable, its subsidiaries (other than Regulated Subsidiaries (as such term is defined in the Term Sheet)) shall execute and deliver a Reimbursement Agreement in substantially the form attached hereto as Exhibit 4, a Security Agreement substantially in the form attached hereto as Exhibit 5, a Subsidiary Guaranty in substantially the form attached hereto as Exhibit 6 and related documentation necessary to perfect the first priority security interests granted to VPVP in DSLN's and its subsidiaries' assets as set forth in the Term Sheet.

In consideration of the Guaranty, DSLN agrees to deliver to VPVP (or its designee) warrants with registration rights in accordance with the terms set forth in the Term Sheet. The warrants shall be deemed fully earned by VPVP upon the execution of the Guaranty and the closing of the Fleet Facility.

In further consideration of VPVP's entering into this Guarantee Agreement and recognizing that VPVP is incurring at DSLN's request substantial fees and expenses (including without limitation, the fees and disbursements of counsel) in connection herewith and the transactions contemplated hereby, DSLN agrees to reimburse VPVP on demand from time to time for all such reasonable costs and expenses (including those incurred prior to the date hereof), estimated to be $30,000.00, regardless of whether or not any of the transactions contemplated hereby are consummated and regardless of the reasons that the transactions are not consummated. DSLN also agrees to pay any reasonable fees and expenses (including without limitation, the fees and disbursements of counsel) incurred in connection with the enforcement (whether or not suit is brought) of its rights and remedies hereunder.

DSLN agrees to indemnify and hold harmless VPVP, and each of its affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of VPVP's counsel and reasonable fees and expenses incurred directly by VPVP), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Guarantee Agreement or the documentation or the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the credit facility guaranteed by VPVP, whether or not such investigation, litigation, or proceeding is brought by DSLN or any of its affiliates, any shareholders or creditors of the foregoing, and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

DSLN further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to DSLN or any of its affiliates, or any shareholders or creditors of the foregoing, for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

This Guarantee Agreement constitutes and contains the entire agreement of DSLN and VPVP and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties or their representatives, whether written or oral, respecting the subject matter hereof. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflicts of laws doctrine.




                  [Remainder of Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, each party has caused this Guarantee Agreement to be executed and delivered as of October 8, 2002.

VantagePoint Venture Partners III (Q), L.P.

By:  VantagePoint Venture Associates III, L.L.C.


By:  /s/ James D. Marver
     --------------------------------
     James D. Marver, Managing Member



DSL.NET, INC.


By:  /s/ David Struwas
     --------------------------------
Name: David Struwas
Title: Chairman and CEO

                                                                       Exhibit 1


            TERM SHEET FOR GUARANTY OF INDEBTEDNESS OF DSL.NET, INC.
            --------------------------------------------------------


Guarantor..................   VantagePoint Venture Partners III (Q), L.P.
                              ("Guarantor")

Guarantee..................   The Guarantor will initially guarantee an amount
                              up to $5,000,000 under a $15,000,000 credit
                              facility (the "Credit Facility") provided by Fleet
                              National Bank to DSL.net, Inc. ("DSL.net").
                              Guarantor may guarantee additional amounts only if it agrees to do so in its sole and absolute discretion.

                              Additional guarantors of the Credit Facility may be added to guarantee up to an additional $2,000,000 on terms and conditions not more favorable than those terms and conditions provided to Guarantor, provided, that DSL.net has requested Guarantor to provide such additional guarantee and Guarantor has not agreed to provide such additional guarantee on such terms within five (5) business days of such request. Any additional guarantors of the Credit Facility that provide credit support in excess of the sum of (i) the initial $5,000,000 guarantee of the Guarantor and
                              (ii) any additional guarantees up to an additional $2,000,000 referenced in the previous sentence, may be added only with VPVP's prior written consent, provided that such consent shall not be unreasonably withheld so long as such additional guarantors do not receive as consideration for such guarantee a warrant exercisable for more than 666,666 shares of common stock of DSL.net for each $1,000,000 of loans guaranteed and that all other terms with respect to such guarantee are on terms no more favorable than the terms of Guarantor's guarantee.

                              The Reimbursement Agreement and the Credit
                              Facility shall provide that DSL.net shall not be permitted to make the initial borrowing under the Credit Facility until such time as its unrestricted cash balance is less than $5,000,000, unless VPVP provides its written consent.

Warrants...................   The Guarantor (or its designee) shall receive a
                              ten year warrant to purchase 2,950,000 shares of common stock of DSL.net plus the Unallocated
                              Shares (as defined below) of common stock of DSL.net. The exercise price of the warrant shall be $0.50 per share. The warrant will have net exercise and other provisions customary for warrants of this type. The warrants will be exercisable upon issuance. The warrant shall compensate the Guarantor for providing the initial
                              $5,000,000 guarantee and any additional guarantee up to an aggregate of $7,000,000 (which includes the initial $5,000,000) provided by the Guarantor in its sole and absolute discretion.

                              Any additional guarantors that provide guarantees of DSL.net's obligations under the Credit Facility as of the date that Guarantor enters into a definitive guarantee of DSL.net's obligations under the Credit Facility, shall receive a warrant to purchase 666,666 shares of common stock of DSL.net for each $1,000,000 of loans guaranteed and such warrant shall otherwise have terms no more favorable than the warrant issued to Guarantor (or its designee). The term "Unallocated Shares" shall mean a number of shares equal to 10,000,000 minus the number of shares allocated to additional guarantors pursuant to the previous sentence.

Registration Rights........   The common stock issuable upon exercise or
                              conversion of the warrant will be subject to DSL.net's existing registration rights pursuant to a stockholders agreement ("Rights Agreement") with the Guarantor and DSL.net's other preferred stockholders and such common stock shall be granted the same registration rights that other holders of Series X Preferred Stock party to such Rights Agreement have been granted pursuant to such registration rights agreement. DSL.net, the Guarantor and their affiliates shall use their best efforts to amend its Rights Agreement to effect the foregoing.

                              DSL.net shall use best efforts to obtain any consents necessary to amend the Rights Agreement to grant the registration rights referenced above.

Reimbursement Agreement....   DSL.net shall enter into a Reimbursement Agreement
                              and related security documentation with the Guarantor providing that DSL.net shall reimburse the Guarantor upon demand for any amounts drawn under the guarantee. The Reimbursement Agreement will have covenants (which will be operative in the event amounts are drawn under the guarantees) and other provisions similar to those in a credit agreement. The Reimbursement Agreement shall include a covenant to either (i) pay down the loans early under the Credit Facility or (ii) eliminate the guarantee requirement (as set forth below), but only if (A) DSL.net has $1,000,000 increments (or if the outstanding loans are less than $1,000,000, then such lesser amount) of unrestricted cash balances in excess of $10,000,000 of unrestricted cash balances and (B)
                              Guarantor requests that DSL.net apply such $1,000,000 increments (or if the outstanding loans are less than $1,000,000, then such lesser amount), to either (x) pay down the loans or (y) to eliminate an equal amount of the guarantee requirement. If the conditions in the previous sentence are satisfied and Guarantor elects to require DSL.net to prepay the loans, then
                              Guarantor shall have the right to require that DSL.net permanently reduce the outstanding commitment under the Credit Facility, in an amount equal to the amount of the loans that is required to be prepaid.

Security ..................   DSL.net's reimbursement obligations shall be
                              secured by a first priority security interest in all of DSL.net's assets (including a pledge of the stock of each of its subsidiaries), other than (i) equipment financed by existing capitalized leases or equipment loans that are subject to existing security interests, (ii) cash collateral securing letters of credit, provided that at all times after demand by Fleet for payment under Guarantor's guarantee, DSL.net shall only be permitted to pledge cash collateral to secure letters of credit with Guarantor's prior consent,
                              (iii) assets acquired subsequent to the date of the Guaranty Agreement, between Guarantor and DSL.net that are subject to a security interest, provided that such security interest is limited to the asset acquired and (iv) stock of the Regulated
                              Subsidiaries (as defined below). DSL.net's subsidiaries (other than subsidiaries where the granting of a security interest in its assets would require approval from a federal or state regulatory authority (the "Regulated
                              Subsidiaries") shall also guarantee DSL.net's obligations and such guarantees shall be secured by all of such subsidiaries' assets (other than assets which would be excluded pursuant to clause
                              (i), (ii), (iii) or (iv) of the preceding sentence).

                                                                       Exhibit 2

October 9, 2002


Robert J. DeSantis
Chief Financial Officer
DSL.net, Inc.
545 Long Wharf Drive, 5th Floor
New Haven, CT  06511


VIA FAX: 203.782.3268

RE:  Revolver with VantagePoint and/or Columbia Capital Guarantee
     ------------------------------------------------------------

Dear Bob:

Fleet National Bank is pleased to provide a commitment for a revolving line of credit to DSL.net in the amount of $15,000,000 (fifteen million dollars). The revolver availability will be subject to guarantees provided by VantagePoint Venture Partners and/or Columbia Capital. The terms and conditions of the revolver are detailed in the attached Summary Terms and Conditions.

Our commitment is subject to definitive documentation satisfactory to the guarantor and Fleet having been executed by November 15, 2002.


Sincerely,

/s/ Lee A. Merkle-Raymond
------------------------------
Lee A. Merkle-Raymond
Director
Fleet National Bank



Accepted and Agreed:

/s/ Robert J. DeSantis
------------------------------
Robert J. DeSantis, CFO
DSL.Net, Inc.


cc:      Geoff Fletcher, CFO, VantagePoint Venture Partners:
         via fax:  650.869.6078

                                  DSL.NET, INC.

                         SUMMARY OF TERMS AND CONDITIONS
            FOR PROPOSED $15,000,000 SENIOR REVOLVING CREDIT FACILITY
                WITH VANTAGEPOINT AND COLUMBIA CAPITAL GUARANTEES
                                 OCTOBER 9, 2002
--------------------------------------------------------------------------------
THE PROPOSED TERMS AND CONDITIONS ARE PROVIDED FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT TO LEND. THE ACTUAL TERMS AND CONDITIONS UPON WHICH FLEET NATIONAL BANK MIGHT EXTEND CREDIT TO THE BORROWER ARE SUBJECT TO SATISFACTORY COMPLETION OF DUE DILIGENCE, SATISFACTORY REVIEW OF DOCUMENTATION AND SUCH OTHER TERMS AND CONDITIONS AS ARE DETERMINED BY FLEET NATIONAL BANK AND ITS COUNSEL.

FACILITY:                       $15,000,000 committed revolving line of credit.

BORROWER:                       DSL.net, Inc.

GUARANTORS:                     VantagePoint Venture Partners III (Q), L. P.
                                and/or Columbia Capital Partners Funds II and
                                III. Guarantees will be in form acceptable to Fleet.

AVAILABILITY:                   Availability will be subject to guarantees from
                                the Guarantors for the amount of outstanding loans.

TENOR/REPAYMENT:                Loans can be borrowed, repaid and re-borrowed
                                for two years from the closing date. Any borrowings which remain outstanding on the second anniversary of the closing date will be repaid in 12 equal quarterly installments; the balance will be repaid to $0.00 upon the fifth anniversary of the closing date.

USE OF PROCEEDS:                General corporate purposes including working
                                capital, and acquisitions of other companies in the Borrower's line of business.

LENDER:                         Fleet National Bank ("Fleet").

INITIAL CLOSING DATE:           A mutually agreeable date to be determined but
                                not later than November 15, 2002.

SECURITY:                       REVOLVER:  Unsecured.
                                GUARANTEE: The guarantee from Columbia Capital funds other than Fund QP and Fund Cayman must be secured by cash collateral equal to the principal and interest of those Funds' guarantees.

INTEREST RATE:                  Fleet's Alternate Base Rate.

DEFAULT INTEREST:               2% higher than the interest rate in effect at
                                the time of default. Default interest cancelled upon cure of default.

INTEREST PERIODS:               Base Rate Loans have no specified maturity. Base
                                Rate interest due quarterly in arrears,
                                calculated on 365-day calendar.

COMMITMENT FEE:                 0.25% on the unused portion of the Facility,
                                calculated on 360-day calendar. In lieu of this commitment fee in the first year, the Borrower may pay an upfront fee of $17,500. Upon the first anniversary, the Borrower may revert to paying the Commitment Fee or reduce the Facility amount to the Availability amount.

GUARANTOR COVENANT:             The ratio of total uncalled capital commitments
                                to total indebtedness must exceed 1.50:1 at all times for Columbia, and 1.33:1 at all times for VantagePoint. Numerator will exclude the uncalled capital commitment of any Partner who is in default of a prior capital call or otherwise in default of the Partnership
                                Agreement. Upon expiration of a Guarantor's guarantee the Facility principal, interest and fees become immediately payable in full.

DSL COVENANTS:                  o  If the Borrower files for bankruptcy
                                   protection, the Facility will be immediately due and payable in full.

                                o  The Borrower must maintain its operating
                                   accounts and deposit/investment accounts with Fleet National Bank or its affiliates until the Facility is repaid or cancelled.
AFFIRMATIVE
COVENANTS:                      Usual and customary in transactions of this type
                                (see attachment).

NEGATIVE COVENANTS:             Usual and customary in transactions of this type
                                (see attachment).

CONDITIONS PRECEDENT:           o  No material misrepresentations in or
                                   omissions from materials furnished to Fleet for its review.
                                o  The negotiation, execution and delivery of
                                   loan documentation satisfactory to the Fleet and respective counsel
                                o  The absence of any material adverse
                                   litigation.
                                o  Payment of all fees and expenses payable in
                                   connection with the Facility.
                                o  No default or event of default under any
                                   material agreements.

REPRESENTATIONS
AND WARRANTIES:                 Usual and customary in transactions of this type
                                (see attachment).

REPORTING
REQUIREMENTS:                   Quarterly guarantor reports detailing
                                investments and capital calls, quarterly financial guarantor covenant calculation, and other financial reports and audits distributed to the partnerships of the Guarantors. Quarterly financial statements of the Borrower.

EVENTS OF DEFAULT:              The following events of default: payment default
                                by the Borrower, covenant default by the
                                Guarantor(s), material misrepresentation,
                                bankruptcy of the Borrower or Guarantor(s),
                                insolvency of the Borrower or Guarantor(s).
EXPENSES AND
INDEMNIFICATION:                The Borrower will pay all reasonable fees and
                                expenses incurred by Fleet in connection with the preparation and execution of the Facility.
                                These will include, without limitation, legal and other direct out-of-pocket expenses (not to exceed $15,000) and will be paid even if documentation is not executed.

                                The Borrower will indemnify and hold harmless the Lenders (and their respective directors, officers, employees and agents) against any damages, loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

GOVERNING LAW:                  Commonwealth of Massachusetts

ATTACHMENT detailing "Usual and Customary" provisions in the Borrower's loan agreement. The following list details all the usual and customary provisions in a loan agreement. Those which do not apply to the DSL.net agreement are noted by (N/A). Please note that some others may not apply, but Fleet would like to ask about them to confirm these provisions do not apply.

REPRESENTATIONS AND WARRANTIES AS TO:
Corporate Authority (incorporation, good standing, authorization and enforceability)
Receipt of necessary Governmental Approvals (N/A);
Title to Properties (N/A);
Financial Statements/Solvency;
No Material Adverse Change (usually since last year end audit date); Necessary IP (N/A);
Litigation (list any material suits);
No Materially Adverse Contracts; (N/A)
Compliance with contracts and laws (including environmental laws); Payment of Taxes;
No Event of Default;
No Financing Statements of Record;
Perfection of Security Interest (N/A, but will need Guarantee); Affiliate Transactions;
ERISA
Use of Proceeds;
Identity of subsidiaries;
Full Disclosure (no false statements);
Location of Bank Accounts

AFFIRMATIVE COVENANTS
Punctual Payment;
Accounts audited according to GAAP by auditor acceptable to Fleet;
Delivery of Financial Statements and other information;
Notices (of defaults, claims against assets, litigation, etc.)
Maintenance of Legal Existence and Properties;
Maintenance of Insurance; (N/A)
Payment of Taxes (N/A)
Inspection Rights (properties, books, etc.) Compliance with laws, contracts, permits, etc.
ERISA compliance (N/A)
Use of proceeds (no margin stock purchases)
Location of Bank Accounts
Security (N/A);

NEGATIVE COVENANTS:
Restrictions on Indebtedness, liens and investments (N/A);
Restrictions on dividends, distributions and payments to shareholders (N/A); Limitation on mergers, acquisitions and disposition of assets (Borrower needs to remain survivor)
Limitation on sale/leasebacks (N/A)
No violation of Environmental Laws (N/A)
No violation of ERISA (N/A)
No change of business or fiscal year; (N/A)
Limitation on transactions with affiliates; (N/A)
Limitation on moving bank accounts;
Possible restriction on paying other debt (i.e. subdebt) (N/A)

                                                                       Exhibit 3

                                    GUARANTY
                                    --------

         GUARANTY, dated as of ____________, 2002, by [INSERT NAME OF GUARANTORS], a _______________ (collecitvely, the "Guarantors"), in favor of FLEET NATIONAL BANK, a national banking association (the "Lender").

         WHEREAS, [INSERT NAME OF BORROWER], a ________________ corporation (the "Company") and the Lender are parties to a certain Revolving Credit Agreement dated as of the date hereof (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Lender, subject to the terms and conditions contained therein, is to make certain loans and advances to the Company;

         WHEREAS, the Guarantors collectively own certain of the capital stock of the Company;

         WHEREAS, each of the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Lender pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Lender's making any loans to the Company under the Credit Agreement that the Guarantors execute and deliver to the Lender a guaranty substantially in the form hereof; and

         WHEREAS, each of the Guarantors jointly and severally wishes to guaranty the Company's obligations to the Lender under or in respect of the Credit Agreement as provided herein;

         NOW, THEREFORE, each Guarantor hereby agrees with the Lender as follows:

         1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         The term "Capital Call Obligation" means, as to any Guarantor, the obligation of each Partner to pay his, her or its Unpaid Capital Commitment in accordance with the terms and obligations of the Partnership Agreement of such Guarantor.

         The term "Capital Commitment" means, as to any Guarantor, the total amount agreed to be paid to such Guarantor by each Partner of such Guarantor, all as set forth in the Partnership Agreement of such Guarantor.

         The term "Capital Contribution" means, as to any Guarantor, with respect to any Partner of such Guarantor, that portion of such Partner's Capital Commitment which has already been paid, funded or otherwise satisfied by such Partner as of any date of determination.

         The term "Defaulted Capital Call Obligations" means, as to any Guarantor, any and all Capital Call Obligations of all Defaulting Partners, to the extent that the Capital Commitments of such Defaulting Partners have not otherwise been purchased by or allocated to other Partners of such Guarantor which are not Defaulting Partners pursuant to the terms of the Partnership Agreement of such Guarantor within thirty (30) days after any such Partner becomes a Defaulting Partner.

         The term "Defaulting Partner" means, as to any Guarantor, any Partner who or which (a) is considered a "Defaulting Limited Partner" under the terms of the applicable Partnership Agreement or (b) fails to pay any Capital Call Obligation on or before the fifteenth (15th) Business Day following the date on which the applicable General Partner requires such payment pursuant to a written notice of a Capital Call to such Partners, unless and until such failure to pay any such Capital Call Obligation is subsequently cured or waived with the consent of, and to the satisfaction of, such General Partner and the Lender.

         The term "Eligible Capital Call Commitments" means, as to any Guarantor, the aggregate Capital Call Obligations of such Guarantor's Partners
(a) that are not subject to any lien, security interest or other encumbrance;
(b) that have not been paid (and are not the subject of any capital call which has been made by such Guarantor's general partner but not yet funded by the Partner and are not otherwise committed by such general partner) or otherwise funded by the Partner or Partners; and (c) that do not include amounts with respect to Defaulted Capital Call Obligations or (without duplication) amounts with respect to any other Capital Call Obligations payable by a Defaulting Partner.

         The term "Guarantors' Credit Agreement" means [insert description of Guarantor's Credit Agreement].

         The term "Indebtedness" shall mean, as to any individual, corporation, partnership, trust, unincorporated association, business or other legal entity and any government or any governmental agency or political subdivision thereof (collectively, a "Person") and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every obligation of such Person under any capitalized lease, (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,
(vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"), (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The term "Partner" means, as to any Guarantor, any Person who or which holds a limited partnership interest in such Guarantor pursuant to the Partnership Agreement of such Guarantor.

         The term "Partnership Agreements" shall mean [detail each Guarantor's Partnership Agreement].

         The term "Total Guarantor Obligations" means, as to any Guarantor, the sum of (a) the Obligations, plus (b) the sum of (i) outstanding Revolving Credit Loans (as such term is defined in the Guarantor Credit Agreement) plus the Maximum Drawing Amount (as such term is defined in the Guarantor Credit Agreement) of all issued and outstanding Letters of Credit (as such term is defined in the Guarantor Credit Agreement) plus all Unpaid Reimbursement Obligations (as such term is defined in the Guarantor Credit Agreement) [plus
(ii) the aggregate amount of all Indebtedness of the Borrower], provided, however, to the extent the Guarantor Credit Agreement has been terminated, then

(b)(i) hereof shall be the aggregate amount of any obligations, whether contingent or otherwise, of such Guarantor for borrowed money as of such date of determination.

         The term "Unpaid Capital Commitment" means, as to any Guarantor, with respect to any Partner of such Guarantor, such Partner's Capital Commitment less such Partner's Capital Contribution.

         2. GUARANTY OF PAYMENT AND PERFORMANCE. Each of the Guarantors hereby jointly and severally guarantees to the Lender the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. In addition, each of the Guarantors agrees that payments by the Guarantor hereunder shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Guarantor will pay to the Lender, on the date on which such amount is due and payable under any Loan Document, such additional amount in United States dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon such Guarantor. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Lender, become immediately due and payable to the Lender, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Lender on any number of occasions.

         3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this ss.3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. LIMITED GUARANTY. Notwithstanding any other term or provision of this Guaranty to the contrary, the Guarantors' liability hereunder shall be limited to an amount equal to (a) $_____________ in principal amount, plus, without limitation as to the amounts thereof, (b) all interest, banking charges, commissions, costs and reasonable expenses chargeable to the Company in respect of the Obligations (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Company of the Credit Agreement, unless the Lender is required to incur just costs and/or expenses prior to being able to demand payment hereunder), plus (c) all interest and other costs and reasonable expenses payable by the Guarantors pursuant to ss.3 hereof (other than costs and expenses, including attorneys fees, incurred in connection with the enforcement against the Company of the Credit Agreement, unless the Lender is required to incur just costs and/or expenses prior to being able to demand payment hereunder). Each payment made by any Guarantor hereunder which is applied against the Obligations referred to in clause (a) above shall reduce such Guarantor's liability by such amount. The Lender's dealings with the Company need not be limited to any particular sum notwithstanding any limitation herein upon the liability of each Guarantor.

         5. WAIVERS BY GUARANTOR; LENDER'S FREEDOM TO ACT. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Each Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation, (e) the adequacy of any rights which the Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Lender.

         6. UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each Guarantor.

         7. SUBROGATION; SUBORDINATION.

                  7.1. WAIVER OF RIGHTS AGAINST COMPANY. Until the final payment and performance in full of all of the Obligations, neither Guarantor shall exercise any rights against the Company arising as a result of payment by any Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; neither Guarantor will claim any setoff, recoupment or counterclaim against the Company in respect of any liability of such Guarantor to the Company; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Lender.

                  7.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the Obligations, to the extent and in the manner set forth in the next sentence. Each Guarantor agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  7.3. PROVISIONS SUPPLEMENTAL. The provisions of this ss.7 shall be supplemental to and not in derogation of any rights and remedies of the Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with the Guarantors.

         8. SECURITY; SETOFF. Each Guarantor grants to the Lender, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Lender is hereby authorized at any time and from time to time, without notice to such Guarantor (any such notice being expressly waived by such Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor under this Guaranty, whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         9. REPRESENTATIONS; COVENANTS AND FURTHER ASSURANCES.

                  9.1. REPRESENTATIONS. Each of the Guarantor and [Insert name of GP of each Guarantor], in its capacity as sole general partner of each Guarantor (the "General Partner") hereby represents and warrants to the Lender that (a) each of the Guarantors and General Partner is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and the execution, delivery and performance by such Guarantor and the General Partner of this Guaranty and the other Loan Documents to which it is a party (i) are within its partnership authority, (ii) have been duly authorized by all appropriate action, (iii) do not conflict with or contravene its Partnership Agreement, or any law, rule, order or regulation; (b) upon the execution and delivery thereof, the Guaranty and each other Loan Document shall constitute the legal, valid and binding obligation of each such Guarantor party thereto, enforceable in accordance with its terms; (c) the financial statements provided to the Lender as at _____________________ are complete and correct and fairly present the position of each Guarantor as at such date and for such period in accordance with generally accepted accounting principles consistently applied; and (d) the execution, delivery, performance of its obligations, and exercise of its rights under the Guaranty and the other Loan Documents by each Guarantor (i) do not require any consents or approvals; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any law, rule, order or regulation, or
         (B) its Partnership Agreement or any partnership action.

                  9.2. COVENANTS. Each Guarantor agrees that at all times the ratio of (a) Eligible Capital Call Commitments of such Guarantor to (b) Total Guarantor Obligations of such Guarantor shall not be less than ___:1.00. Not later than forty-five (45) days after the end of each fiscal quarter, each Guarantor shall provide to the Lender evidence demonstrating compliance with this covenant contained in ss.9.2 To the extent the ratio of (a) Eligible Capital Call Commitments of a Guarantor to (b) Total Guarantor Obligations for such Guarantor is less than ____:1.00, upon demand by the Lender, such Guarantor shall deposit with the Lender cash collateral in an amount sufficient so that when added to the Eligible Capital Call Commitment portion of such ratio, such Guarantor complies with the covenant set forth in this ss.9.2. In addition, each Guarantor agrees that so long as any Obligation is outstanding, such Guarantor will not (1) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than Indebtedness permitted by ss.9.1 of the Guarantor Credit Agreement; (2) create or incur or suffer to be created or incurred or permit to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any Capital Call Obligation or such Guarantor's rights to receive such payments, or (3) or enter into any agreement prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, unless otherwise permitted by the Guarantor Credit Agreement.

                  9.3. FURTHER ASSURANCES. Each Guarantor agrees that it will from time to time, at the request of the Lender, provide to the Lender such Guarantor's most recent audited and unaudited balance sheets and related statements of income and changes in financial condition and such other information relating to the business and affairs of such Guarantor as the Lender may reasonably request. Each Guarantor also agrees to do all such things and execute all such documents as the Lender may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Lender in order for such Guarantor to keep adequately informed of changes in the Company's financial condition.

         10. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Lender is given written notice of any Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Lender at the address of the Lender for notices set forth in the Credit Agreement. No such notice shall affect any rights of the Lender hereunder, including without limitation the rights set forth in ss.ss.5 and 7, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Company and drawn on the Lender or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Lender after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

         11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may assign or otherwise transfer the Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein. No Guarantor may assign any of its obligations hereunder.

         12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to a Guarantor, at the address set forth beneath its signature hereto, and if to the Lender, at the address for notices to the Lender set forth in the Credit Agreement, or at such address as either party may designate in writing to the other.

         14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in ss.13 Each Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         15. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (a) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this ss.15.

         16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors and the Lender with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         17. CONTRIBUTION. To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Loan documents (the "Benefit Amount"), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the Obligations.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.



                                          [INSERT NAME OF GUARANTOR]



                                          By: _____________________________
                                              Name:
                                              Title:
                                              Address:





                                          [INSERT NAME OF GUARANTOR]



                                          By: _____________________________
                                              Name:
                                              Title:
                                              Address:

                                                                       Exhibit 4


                             REIMBURSEMENT AGREEMENT
                             -----------------------

            This REIMBURSEMENT AGREEMENT, dated as of [DATE], 2002 (this "Agreement"), is entered into by and between DSL.NET, INC., a Delaware corporation ("Obligor") and VANTAGEPOINT VENTURE PARTNERS III (Q), L.P., a Delaware limited partnership ("VantagePoint").

                                    RECITALS

            A. Obligor has requested that VantagePoint cause to be issued a Guaranty (the "Guaranty") in the initial amount of Five Million Dollars ($5,000,000) (which amount may be increased) to support certain obligations of Obligor, under a [Loan Agreement], dated as of August __, 2002 (as amended or supplemented to date, the "Credit Agreement"), between Obligor and Fleet National Bank ("Bank").

            B. In order to induce VantagePoint to issue the Guaranty, Obligor has agreed to enter into this Agreement.

            C. The obligations under this Agreement are secured by a Security Agreement, dated the date hereof, executed by Obligor and certain of its Subsidiaries in favor of VantagePoint (the "Security Agreement"). The obligations under this Agreement have been guarantied by certain of the Subsidiaries of Obligor (each a "Subsidiary Guarantor") pursuant to a Subsidiary Guaranty, dated as of the date hereof (the "Subsidiary Guaranty")

            D. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in Section 6 hereof.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Obligor hereby agrees with VantagePoint as follows:

      1. Reimbursement. (a) If VantagePoint shall at any time or from time to time be required to make any payment (i) under the Guaranty for any Drawn Amount, or (ii) in payment of a Guaranty Expense Amount, then VantagePoint may give Obligor written notice of any such payment and Obligor shall reimburse VantagePoint within two (2) business days of receipt of such written notice an amount equal to such Drawn Amount and/or Guaranty Expense Amount, as applicable.

      (b) Obligor's Obligations hereunder are absolute, unconditional and irrevocable and shall not be reduced by any set-off or any event or occurrence including any action or inaction by VantagePoint or any other party or by any unenforceability of the Credit Agreement. Any Obligations not paid when due shall bear interest a rate per annum of 10%.

      2. Representations and Warranties of Obligor. Obligor represents and warrants to VantagePoint that:

            (a) Due Incorporation, Qualification, etc. Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the corporate power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Obligor.

            (b) Authority. The execution, delivery and performance by Obligor of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of Obligor and (ii) have been duly authorized by all necessary corporate actions on the part of Obligor.

            (c) Enforceability. This Agreement and the other Operative Documents to which Guarantor is a party has been duly executed and delivered by Obligor and constitutes, or will constitute, a legal, valid and binding obligation of Obligor, enforceable against Obligor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            (d) Non-Contravention. The execution and delivery by Obligor of this Agreement and the other Operative Documents and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the articles or certificate of incorporation or bylaws of Obligor or any material judgment, order, writ, decree, statute, rule or regulation applicable to Obligor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Obligor is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Obligor (other than those in favor of VantagePoint) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Obligor, its business or operations, or any of its assets or properties.

            (e) Approvals. Other than those already obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of Obligor) is required in connection with the execution and delivery of this Agreement and the other Operative Documents and the performance and consummation of the transactions contemplated hereby and thereby.

      3. Deliveries. Simultaneously with the execution and delivery of this Agreement, the following shall occur:

            (a) Obligor and each Subsidiary Guarantor shall have executed and delivered to VantagePoint the Security Agreement in the form attached hereto as Exhibit A;

            (b) Each Subsidiary Guarantor shall have executed and delivered to VantagePoint the Subsidiary Guaranty in the form attached hereto as Exhibit B;

            (c) Obligor shall have delivered to VantagePoint's designee a warrant in the form attached hereto as Exhibit C;

            (d) Obligor and each Subsidiary Guarantor shall have executed and delivered each financing statement, instrument, agreement and other document as VantagePoint shall have reasonably requested to perfect its security interest and the priority thereof;

            (e) Obligor shall have delivered to VantagePoint an opinion of its counsel in form and substance reasonably satisfactory to VantagePoint; and

            (f) Obligor shall have delivered to VantagePoint an amendment to Obligor's existing registration rights agreement, duly executed by the requisite number of investors party thereto, pursuant to which VantagePoint shall receive the same registration rights granted to other investors party to such registration rights agreement with respect to the shares of common stock issuable upon exercise or conversion of the warrant referenced in subsection (c) of this Section 3.

            To the extent any of the foregoing shall not have occurred upon the execution and delivery of this Agreement, Obligor agrees (as a covenant and not merely as a condition) to promptly accomplish the same.

      4. Covenants of Obligor.

            (a) Obligor agrees:

                  (i) To timely perform all of its obligations to Bank under the Credit Agreement;

                  (ii) To give VantagePoint prompt notice of any default in the observance of each Obligor's obligations under the Credit Agreement and to use its commercially reasonable best efforts to cure any such default within the time periods permitted;

                  (iii) Not to make any borrowing or otherwise utilize credit under the Credit Agreement until such time as the unrestricted cash (determined in accordance with GAAP) shown on Obligor's balance sheet is less than $5,000,000;

                  (iv) Not to amend or otherwise modify the Credit Agreement without the prior written consent of VantagePoint, and not to enter into any loan or credit agreement or other credit arrangements with Bank outside the Credit Agreement;

                  (v) To immediately notify VantagePoint if the unrestricted cash (determined in accordance with GAAP) shown on Obligor's balance sheet equals or exceeds $11,000,000; (vi) If the unrestricted cash (determined in accordance with GAAP) shown on Obligor's balance sheet equals or exceeds $11,000,000, then Obligor shall do either of the following at VantagePoint's request:

                        (1) repay outstanding loans under the Credit Agreement in increments of $1,000,000 for each such increment in excess of $10,000,000 (provided that if there is less than $1,000,000 of outstanding loans due under the Credit Agreement, then Obligor shall repay such lesser amount to the extent that Obligor retains unrestricted cash balances in an amount equal to $10,000,000 after giving effect to such repayment), and if requested by VantagePoint, permanently reduce the outstanding commitment under the Credit Agreement in an amount equal to such repayment amount; or

                        (2) cause the guarantee requirement under the Credit Agreement to be eliminated in an amount equal to the amount of outstanding loans that would otherwise be required to be repaid pursuant to Section 4(a)(vi)(1) hereof.

            (b) Obligor agrees, at all times after Obligor has received notice of a demand by Bank for payment under the Guaranty and until such demand has been rescinded by Bank, that without the prior written consent of VantagePoint:

                  (i) Indebtedness. Neither Obligor nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

                  (ii) Liens. Neither Obligor nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

                  (iii) Asset Dispositions. Neither Obligor nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a "Transfer") any of its assets or property, whether now owned or hereafter acquired, except (i) Transfers in the ordinary course of its business
(A) consisting of the sale of inventory, (B) consisting of sales of worn-out or obsolete equipment, and (C) consisting of cash payments in a manner that is not prohibited by the terms of this Agreement or the other Operative Documents; and
(ii) Transfers by Obligor to any Subsidiary which is a Subsidiary Guarantor and Transfers by any Subsidiary to Obligor or another Subsidiary which is a Subsidiary Guarantor.

                  (iv) Mergers, Acquisitions, Etc. Neither Obligor nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person, except that any Subsidiary may merger with and into Obligor or another Subsidiary which is a Guarantor.

                  (v) Investments. Neither Obligor nor any of its Subsidiaries shall make any Investment except for Permitted Investments. Neither Obligor nor any of its Subsidiaries shall create, acquire or permit to exist any Subsidiary which is not a Subsidiary Guarantor other than Subsidiaries which are regulated by a federal, state or local regulatory agency (each a "Regulated Subsidiary") where the granting of a security interest in its assets would require approval from such federal, state or local authority. Notwithstanding the foregoing, neither Obligor nor any of its Subsidiaries shall make any Investment in a Regulated Subsidiary to the extent that such Investment exceeds [amounts necessary for such Regulated Subsidiary to make payments to local telephone companies, public utility commissions or the Federal Communications Commission in the ordinary course of business - SUBJECT TO VantagePoint's additional due diligence].

                  (vi) Dividends, Redemptions, Etc. Neither Obligor nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities; (iii) return any capital to any holder of its equity securities, other than equity securities in an aggregate amount not to exceed $__________ purchased from terminated employees, consultants or directors pursuant to employee stock purchase plans, employee restricted stock agreements or similar agreements; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or
(v) set apart any sum for any such purpose; provided, however, that any Subsidiary may pay cash dividends to Obligor or any Subsidiary which is a Subsidiary Guarantor.

                  (vii) Indebtedness Payments. Neither Obligor nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under the Credit Agreement or this Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

                  (viii) Affiliate Transactions. Except for this Agreement and the other Operative Documents, neither Obligor nor any of its Subsidiaries shall enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate (other than transactions pursuant to existing agreements between Obligor and holders of its Preferred Stock) except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons.

                  (ix) Notice of Defaults. Promptly upon the occurrence thereof, provide written notice of the occurrence of any Event of Default hereunder.

      5. Default and Remedies. Obligor shall be deemed in default under this Agreement upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"):

            (a) Obligor shall default with respect to any payment obligation hereunder and such default shall continue uncured for a period of (5) business days; or

            (b) Any representation or warranty made by Obligor in this Agreement or in the Credit Agreement, or as an inducement to VantagePoint to cause the Guaranty to be issued, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

            (c) Obligor or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Operative Documents (other than those specified in Sections 5(a)) and (i) such failure shall continue for fifteen (15) days, or
(ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to VantagePoint within the initial fifteen (15) day period; or

            (d) Obligor or any of its Subsidiaries shall default in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders of such Indebtedness thereof to cause, Indebtedness in an aggregate amount of One Million Dollars ($1,000,000) or more to become due prior to its stated date of maturity; or

            (e) Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

            (f) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Obligor or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Obligor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

            (g) A final judgment or order for the payment of money in excess of One Hundred Dollars ($100,000) shall be rendered against Obligor or any of its Subsidiaries and the same shall remain undischarged for a period of ten (10) days after it is due during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Obligor or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within fifteen
(15) days after issue or levy; or

Upon the occurrence and during the continuance of any such Event of Default, VantagePoint shall have all of the rights set forth under this Agreement, the other Operative Documents and under applicable law. Upon the occurrence and during the continuance of any Event of Default under this Agreement at which time no demand has been made under the Guaranty, Lender shall have the right, by written notice to Borrower, to require Borrower to post cash collateral in an amount equal to the maximum amount which may be demanded under the Guaranty, in which case Obligor shall execute all such documentation as VantagePoint may reasonably request to perfect VantagePoint's security interest in such cash collateral.

      6. Definitions. As used in this Agreement, the following capitalized terms have the following meanings

            (a) "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of Obligor.

            (b) "Drawn Amount" means any amount required to be paid by VantagePoint under the Guaranty upon a request for payment by Bank.

            (c) "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

            (d) "Event of Default" has the meaning given in Section 5 hereof.

            (e) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

            (f) "Guaranty Expense Amount" means any costs or expenses (other than Drawn Amounts) payable by VantagePoint or its affiliates in connection with the Guaranty whether under the Credit Agreement or otherwise, including without limitation, fees for the issuance or enforcement or collection of the Guaranty, and reasonable attorneys fees and costs (including the fees of attorneys employed by VantagePoint), incurred by VantagePoint in connection with the demand related to a payment under the Guaranty or in connection with the enforcement, collection of, or attempted collection or enforcement of any of the obligations of Obligor which are not performed as and when required by this Agreement.

            (g) "Indebtedness" shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments; and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

            (h) "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (i) and (ii) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business.

            (i) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

            (j) "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Obligor; (b) the ability of Obligor to pay or perform the Obligations in accordance with the terms of this Agreement and the other Operative Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Operative Document; or (c) the rights and remedies of VantagePoint under this Agreement, the other Operative Documents or any related document, instrument or agreement.

            (k) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, arising in connection with this Reimbursement Agreement or the other Operative Documents and the issuance of, maintenance of or payment by VantagePoint under the Guaranty, owed by Obligor to VantagePoint of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by each Obligor hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

            (l) "Operative Documents" shall mean this Agreement, the Security Agreement, the Subsidiary Guaranty and all other agreements or documents executed in connection therewith.

            (m) "Permitted Indebtedness" shall mean (a) Indebtedness of Obligor or any of its Subsidiaries (i) in favor of Bank arising under the Credit Agreement and (ii) in favor of VantagePoint arising under this Agreement or any other Operative Document; (b) Indebtedness existing on the date hereof and disclosed on Schedule 1 hereto; and (c) Indebtedness secured by a Lien that is otherwise permitted pursuant to subsections (vi), (vii) or (viii) of the definition of "Permitted Lien."

            (n) "Permitted Investments" shall mean and include: (a) Deposits accounts with commercial banks organized under the laws of the United States or a state thereof to the extent VantagePoint has a perfected security interest therein and such deposits are fully insured by the Federal Deposit Insurance Corporation; (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least "Al " or "PI " or higher by a national credit rating agency and maturing not more than 270 days from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements.

            (o) "Permitted Liens" shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v) Liens in favor of VantagePoint (vi) Liens securing obligations under a capital lease if such lease is permitted under this Agreement and such Liens do not extend to property other than the property leased under such capital lease; (vii) Liens upon any equipment or other assets acquired or held by Obligor or any of its Subsidiaries to secure the purchase price of such equipment or other assets or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other assets, so long as such Lien extends only to the equipment or other assets financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto and (viii) Liens on assets acquired from Network Access Solutions Corporation or its affiliates, or IP Communications, provided that such Liens are limited to such assets so acquired.

            (p) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

            (q) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Obligor, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Obligor, (c) any other entity included in the financial statements of Obligor on a consolidated basis.

      7. Miscellaneous.

            (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Obligor or VantagePoint under this Agreement shall be in writing and delivered by facsimile, hand delivery, overnight courier service or certified mail, return receipt requested, to each party at the address most recently provided by such party to the other party.

            (b) Nonwaiver. No failure or delay on VantagePoint's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

            (c) Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Obligor and VantagePoint. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

            (d) Assignments. This Agreement shall be binding upon and inure to the benefit of VantagePoint and each Obligor and their respective successors and assigns; provided, however, that Obligor may not assign or delegate rights and obligations hereunder without the prior written consent of VantagePoint.

            (e) Cumulative Rights, etc. The rights, powers and remedies of VantagePoint under this Agreement shall be in addition to all rights, powers and remedies given to VantagePoint by virtue of any applicable law, rule or regulation of any governmental authority or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing VantagePoint's rights hereunder.

            (f) Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            (g) Expenses. Each Obligor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by VantagePoint in connection with any enforcement or attempt to enforce any of the obligations of any Obligor which are not performed as and when required by this Agreement.

            (h) Entire Agreement. This Agreement constitutes and contains the entire agreement of Obligor and VantagePoint with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

            (j) Jury Trial. EACH OBLIGOR AND VANTAGEPOINT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                        DSL.NET, INC.,
                                        as Obligor


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________






AGREED & ACCEPTED:
VANTAGEPOINT VENTURE PARTNERS III (Q), L.P., as VantagePoint

By:  VantagePoint Venture Associates III, L.L.C.


By: _____________________________________
    ___________________ , Managing Member

                                   SCHEDULE 1

Existing Indebtedness:

                                                                       Exhibit 5

                               SECURITY AGREEMENT
                               ------------------

            This SECURITY AGREEMENT ("Agreement"), dated as of [Date], is made between each entity set forth on the signature pages hereto as a grantor (each such entity and each entity which hereafter executes and a Subsidiary Joinder in substantially the form of Attachment 1 to the Guaranty (as defined below) to be referred to herein as a "Grantor", and collectively as, the "Grantors") and VantagePoint Venture Partners III (Q), L.P. ("Secured Party").

                                    RECITALS

            A. Reference is made to that certain [Credit Agreement, dated as of [DATE], 2002 (the "Credit Agreement"), by and between [Fleet National Bank] ("Lender") and DSL.net, Inc. ("Borrower").

            B. It is a condition precedent to the extension of credit by Lender under the Credit Agreement that VPVP enter into a guaranty (the "Credit Guaranty") to guaranty certain of the obligations of Borrower to Lender under the Credit Agreement.

            C. In order to induce VPVP to enter into the Credit Guaranty, (i) Borrower has agreed to enter into a Reimbursement Agreement, dated as of [DATE], 2002 (the "Reimbursement Agreement"), (ii) Borrower's subsidiaries party hereto have agreed to enter into a Guaranty (the "Guaranty") to guaranty Borrower's obligations to VPVP under the Reimbursement Agreement and (iii) Borrower and Guarantors have agreed to enter into this Security Agreement, dated as of the date hereof, to secure their respective obligations under the Reimbursement Agreement and the Guaranty.

            D. Terms defined in the Reimbursement Agreement and not otherwise defined herein have the same respective meanings when used herein.

                                    AGREEMENT

            NOW, THEREFORE, in order to induce Secured Party to enter into the Reimbursement Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby represents, warrants, covenants, agrees and grants as follows: 1. Definitions. Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of California (the "Uniform Commercial Code") and not otherwise defined in this Agreement or in the Reimbursement Agreement shall have the meanings defined for those terms in the Uniform Commercial Code. In addition, the following terms shall have the meanings respectively set forth after each:

            "Certificates" means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities or Pledged Limited Liability Company Interests.

            "Closing Date" shall mean the date of this Agreement.

            "Collateral" means and includes all present and future right, title, interest, claims and demands of each Grantor in or to any personal property or assets whatsoever, whether now owned or existing or hereafter arising or acquired and wheresoever located, including without limitation, any and all of the following personal property:

            (a) All present and future accounts, accounts receivable, payment intangibles, agreements, guaranties, contracts (collectively, the "Accounts"), together with all instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to such Grantor or to which such Grantor may have an interest, however created or arising;

            (b) All present and future general intangibles, including without limitation, (i) all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, (ii) all other refunds,
(iii) all commitments to extend financing to such Grantor, (iv) all deposits,
(v) all goodwill, (vi) all choses in action, (vii) all insurance proceeds, and
(viii) all trade secrets, computer programs, software, customer lists, trademarks (excluding Intent to Use Applications), trade names, patents, licenses, copyrights, technology, processes and proprietary information, including without limitation, the Copyrights, the Patents and the Marks and the goodwill of such Grantor's business connected with and symbolized by the Marks;

            (c) All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the "Deposit Accounts") in which such Grantor has any interest which is maintained with any bank, savings and loan association, credit union or like organization, including without limitation, each account listed on Schedule 1-B attached hereto and all money, cash and cash equivalents of such Grantor, whether or not deposited in any Deposit Account;

            (d) All present and future books and records, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to such Grantor, all receptacles and containers for such records, and all files and correspondence;

            (e) All present and future goods, including without limitation, all equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures and all other goods used in connection with or in the conduct of such Grantor's business (collectively, the "Equipment");

            (f) All present and future inventory and merchandise, including without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all recorded media, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the "Inventory");

            (g) All present and future commodity accounts, securities accounts, investment and/or brokerage accounts and similar accounts, including without limitation, each account listed on Schedule 1-B attached hereto (collectively, "Investment Accounts"), all stocks, bonds, debentures, certificated and uncertificated securities, security entitlements, subscription rights, options, warrants, puts, calls, certificates, commodity contracts, partnership interests, limited liability company interests, joint venture interests, and all other investment property, including without limitation, the Certificates, the Pledged Securities, the Pledged Partnership Interests, the Pledged Limited Liability Company Interests and all rights, preferences, privileges, dividends, distributions (in cash or in kind), redemption payments or liquidation payments with respect thereto;

            (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

            (i) All other tangible and intangible personal property of such Grantor not specifically excluded from this definition of "Collateral";

            (j) All rights, remedies, powers and/or privileges of such Grantor with respect to any of the foregoing; and

            (k) Any and all proceeds and products of the foregoing, including without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

      Notwithstanding the foregoing, the term "Collateral" shall not include (i) any Equipment that is subject to a Lien otherwise permitted by subsections (vi),
(vii) or (viii) of the definition of Permitted Liens, (ii) cash collateral securing letters of credit, provided that such cash collateral is pledged prior to the date of demand by Lender for payment under the Credit Guaranty, (iii) assets acquired subsequent to the date of this Agreement that are subject to a security interest, provided that such security interest is limited to the asset acquired and (iv) all equity interests in Regulated Entities; provided that each of the assets referenced in clause (i), (ii) and (iii) of this sentence shall be deemed to be Collateral and the Debtor shall be deemed to have granted a security interest in, all of its right, title and interests in such assets, upon the ineffectiveness, lapse or termination of the security interests referenced in clauses (i), (ii) or (iii) of this sentence.

      "Copyright" means all:

            (a) Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the "Copyright Act"), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation and including without limitation, the registered copyrights and copyright applications listed on
Schedule 1-H attached hereto, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof,
(ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor's rights corresponding thereto throughout the world;

            (b) Rights under or interests in any copyright license agreements with any other party, whether each Grantor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Secured Party's rights under the Operative Documents; and

            (c) Copyrightable materials now or hereafter owned by such Grantor, including without limitation, all tangible property embodying the copyright described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

      "Guaranteed Obligations" has the meaning given to that term in the Guaranty.

      "Issuer Acknowledgement" has the meaning given to that term in Section 3(b) of this Agreement.

      "Intent to Use Application" means any application of the type described in 15 United States Code Section 1051(b) that has been or may hereafter be filed by the Borrower with the United States Patent and Trademark Office.

      "Liens" has the meaning given to that term in the Reimbursement Agreement.

      "Limited Liability Company Interests" means the entire limited liability company interest at any time owned by each Grantor in any Pledged Entity.

      "Marks" means all (a) trademarks, trademark registrations, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world including without limitation, the trademarks, trademark registrations, applications, service marks, business names, trade styles, design logos and other source or business identifiers listed on Schedule 1-F attached hereto, but excluding any Intent to Use Applications, (b) licenses pertaining to any such mark whether such Grantor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world,
(f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor, their subsidiaries or licensees of products sold under or in connection with such marks, including without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (i) renewals and proceeds of any of the foregoing.

      "Material Adverse Effect" has the meaning given to that term in the Reimbursement Agreement.

      "Obligations" with respect to Borrower, such term has the meaning given to that term in the Reimbursement Agreement and with respect to Guarantors, such term means the Guaranteed Obligations.

      "Operative Documents" has the meaning given to that term in the Reimbursement Agreement.

      "Patents" means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, including without limitation, those patents listed on Schedule 1-G attached hereto, (b) licenses pertaining to any patent whether such Grantor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

      "Permitted Liens" has the meaning given to that term in the Reimbursement Agreement.

      "Person" has the meaning given to that term in the Reimbursement
Agreement.

      "Partnership Interests" means the entire partnership interest at any time owned by each Grantor in any Pledged Partnership Entity.

      "Pledged Collateral" means the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

      "Pledged Entity" means each limited liability company set forth in
Schedule 1-D attached hereto, together with any other limited liability company (other than a Regulation Entity) in which any Grantor may have an interest at any time.

      "Pledged Limited Liability Company Interests" means all limited liability company interests (other than in, of or with respect to a Regulated Entity) held by each Grantor, including, but not limited to those limited liability company interests set forth in Schedule 1-D attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

      "Pledge Notice" shall have the meaning ascribed to it in Section 3(b) of this Agreement.

      "Pledged Partnership Entity" means each partnership interest set forth in
Schedule 1-D attached hereto, together with any other partnership interest (other than in, of or with respect to a Regulated Entity) in which any Grantor may have an interest at any time.

      "Pledged Partnership Interests" means all interests in any partnership or joint venture held by each Grantor (other than in, of or with respect to a Regulated Entity), including, but not limited to those partnership interests set forth in Schedule 1-D attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

      "Pledged Securities" means all shares of capital stock of each issuer in which each Grantor has an interest (other than in, of or with respect to a Regulated Entity), including, but not limited to those shares of capital stock set forth in Schedule 1-D attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

      "Regulated Entity" means any Person, subject to federal, state, provincial, local or other statute, regulation or other law which limits, restricts or affects the authority or ability of (i) such Person or (ii) the owner of any equity interest in or of such Person, to enter into a guaranty of, or grant a security interest or pledge of any of its assets to secure, the indebtedness, liabilities or obligations of any other Person or affiliate thereof.

      2. Creation of Security Interest. Each Grantor, in order to secure the Obligations, does hereby grant and pledge to Secured Party a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral. The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation remains outstanding.

      3. Delivery of Pledged Collateral.

(a) Each Certificate shall, on (i) the Closing Date (with respect to Certificates delivered on such date) and (ii) the day on which such Certificate shall be received or acquired by a Grantor (with respect to any Certificate received or acquired after the Closing Date), be delivered to and held by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

            (b) With respect to each uncertificated Limited Liability Company Interest and each uncertificated Partnership Interest, on (i) the Closing Date (with respect such Limited Liability Company Interests and such Partnership Interests existing on such date) and (ii) the day on which any such Limited Liability Company Interest and any such Partnership Interest shall be acquired by a Grantor (with respect to such Limited Liability Company Interests and such Partnership Interests acquired after the Closing Date), a notice in the form set forth in Exhibit A-1 attached hereto (the "Pledge Notice") shall be appropriately completed and delivered to each Pledged Entity and each Pledged Partnership Entity, notifying each Pledged Entity and each Pledged Partnership Entity of the existence of this Agreement, a certified copy of this Agreement shall be delivered by the Grantor to the relevant Pledged Entity and relevant Pledged Partnership Entity, and such Grantor shall have received and delivered to Secured Party a copy of such Pledge Notice, along with an acknowledgment in the form set forth in Exhibit A-2 attached hereto (the "Issuer Acknowledgment"), duly executed by the relevant Pledged Entity

            (c) Secured Party shall have the right, during the existence of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, Secured Party or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

      4. Further Assurances.

            (a) At any time and from time to time at the reasonable written request of Secured Party, each Grantor shall execute and deliver to Secured Party, at such Grantor's expense, all such financing statements and other instruments, certificates and documents (including account control agreements) in form and substance reasonably satisfactory to Secured Party, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, Secured Party's security interests granted pursuant to this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Secured Party, mark conspicuously each document included in the Inventory and each other contract relating to the Accounts, and all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Secured Party, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Secured Party; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby, (iv) upon any Grantor's registration or application of any copyright under the Copyright Act, execute and deliver promptly and in any event, within 5 days of registration or application, to Secured Party for recordation and filing in the United States Copyright Office a Grant of Security Interest, in the form of Exhibit B attached hereto, (v) upon any Grantor's registration or application of any Patent or Mark, execute and deliver promptly and in any event, with 5 days of registration or application, to Secured Party for recordation and filing in the United States Patent and Trademark Office a Grant of Security Interest, in the form of Exhibit B attached hereto, and (vi) with respect to any license or agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon Secured Party's request such Grantor will use its commercially reasonable best efforts to procure the consent of the counterpart party thereto.

            (b) At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as Secured Party may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein provided that Secured Party delivers copies thereof to the applicable Grantor(s) substantially contemporaneously with such filing or recording.

            (c) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law provided that Secured Party delivers copies thereof to the applicable Grantor(s) substantially contemporaneously with such filing. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            (d) With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, during the existence of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

      5. Voting Rights; Dividends; etc. So long as no Event of Default shall have occurred and be continuing:

            (a) Voting Rights. Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Reimbursement Agreement or the other Operative Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

            (b) Dividend and Distribution Rights. Subject to the terms of the Reimbursement Agreement, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Securities, its Pledged Partnership Interests or its Pledged Limited Liability Company Interests; provided, however, that any and all:

                  (i) non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, Pledged Partnership Interests, Pledged Limited Liability Company Interests,

                  (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

shall, except as otherwise provided for in the Reimbursement Agreement or the other Operative Documents, forthwith be delivered to Secured Party, in the case of (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of such Grantor and forthwith be delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsements), and in the case of (ii) and (iii) above, to be applied to the Obligations to the extent permitted by the Reimbursement Agreement or otherwise to be held as Collateral.

      6. Rights as to Pledged Collateral During Event of Default. When an Event of Default has occurred and is continuing:

            (a) Voting, Dividend and Distribution Rights. Upon notice from Secured Party to the Grantors, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(b) above, shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions during the continuance of such Event of Default.

            (b) Dividends and Distributions Held in Trust. All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 6(a) of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and forthwith shall be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

      7. Irrevocable Proxy. Each Grantor hereby revokes all previous proxies with regard to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests and, appoints Secured Party as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the Pledged Entities or partners of the Pledged Partnership Entities (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of Secured Party), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Pledged Entities or Pledged Partnership Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective Limited Liability Company Interests or Partnership Interests or had personally signed the consents, waivers or ratifications; provided, however, that Secured Party as proxyholder shall have rights hereunder only during the existence of an Event of Default. Each Grantor hereby authorizes Secured Party to substitute another Person (which Person shall be a successor to the rights of Secured Party hereunder, a nominee appointed by Secured Party to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, during the existence of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is-coupled with an interest and is irrevocable until such time as all Obligations have been indefeasibly paid in full.

      8. The Grantors' Representations and Warranties. Each Grantor represents and warrants as follows:

            (a) (i) The locations listed on the Schedule 1-A constitute all locations at which Collateral owned by such Grantor is located; (ii) the chief executive office of such Grantor, where such Grantor keeps its records concerning the Collateral, is located at the address set forth for such Grantor on Schedule 1-D; (iii) such Grantor has exclusive possession and control of the Collateral owned by such Grantor and (iv) such Grantor has only the Deposit Accounts and Investment Accounts listed on Schedule 1-B.

            (b) Such Grantor currently conducts business only under its own name and the trade names listed on Schedule 1-E. Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on
Schedule 1-E.

            (c) Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens. Such Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral (except for any Permitted Liens).

            (d) No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interest or any member in a Pledged Entity, is required for the pledge by such Grantor of the Collateral other than consents required under the agreements described in the Disclosure Schedule.

            (e) Except as set forth on Schedule 1-C, the Pledged Securities described on Schedule 1-C attached hereto constitute (i) all of the shares of capital stock of any Person, other than a Regulated Entity, owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 1-C attached hereto, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 1-C attached hereto. Except as set forth in Schedule 1-C, the Pledged Partnership Interests described on Schedule 1-C attached hereto constitute all of the partnerships or joint ventures other than Regulated Entities in which each Grantor has an interest, and such Grantor's percentage interest in each such partnership or joint venture is as set forth on such Schedule 1-C attached hereto. Except as set forth in Schedule 1-C, the Pledged Limited Liability Company Interests described on Schedule 1-C attached hereto constitute all of the Limited Liability Company Interests other than in, of or with respect to Regulated Entities of each Grantor and such Grantor's percentage interest in each such Pledged Entity is as set forth on Schedule 1-C attached hereto.

            (f) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or
(B) for the exercise by Secured Party of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

            (g) DSL.net Communications, LLC, DSL.net Communications VA, Inc., and DSL.net Communications Puerto Rico, Inc. are each a Regulated Entity.

      9. Copyrights.

            (a) Royalties. Each Grantor hereby agrees that the use by Secured Party of the Copyrights as authorized hereunder in connection with Secured Party's exercise of its rights and remedies hereunder shall be without any liability for royalties or other related charges from Secured Party to Grantors.

            (b) Restrictions on Future Agreements. Subject to the terms hereof and of the Reimbursement Agreement, each Grantor shall be permitted to manage, license and administer its Copyrights in such manner as such Grantor in its reasonable business judgment deems desirable, provided, however, that such Grantor will not, without the Secured Party's prior written consent, such consent not to be unreasonably withheld or delayed, (i) enter into any copyright license agreements except license agreements entered into in the ordinary course of its business consistent with past practices and containing such additional provisions to protect Secured Party's interest hereunder as Secured Party may from time to time reasonably request or (ii) take any action, or permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could in any respect reasonably be expected to have a Material Adverse Effect.

            (c) Duties of Grantors. Each Grantor shall have the duty to:

            In accordance with its standard commercial practices, (i) prosecute diligently any copyright application included in the Copyrights, (ii) place notices of copyright on all copyrightable property produced or owned by such Grantor embodying the Copyrights and use diligent reasonable efforts to have its licensees do the same and (iii) take all reasonable action necessary in such Grantor's reasonable business judgment consistent with past practices to preserve and maintain all of Grantor's rights in the Copyrights that are or shall be necessary in the operation of Grantor's business, including, without limitation, making timely filings for renewals and extensions of registered Copyrights and diligently monitoring unauthorized use thereof. Any expenses incurred in connection with the foregoing shall be borne by Grantors. Secured Party shall have no duty with respect to the Copyrights other than to act lawfully and without gross negligence or willful misconduct. Without limiting the generality of the foregoing, Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Copyrights against any other parties, but Secured Party may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantors and shall be added to the Obligations.

      10. Patents and Marks.

            (a) Royalties. Each Grantor hereby agrees that any rights granted hereunder to Secured Party with respect to Patents and Marks shall be applicable to all jurisdictions in which such Grantor has the right to use such Patents and Marks, from time to time, and without any liability for royalties or other related charges from Secured Party to Grantors.

            (b) Restrictions on Future Agreements. Each Grantor will not, except in accordance with its standard commercial practices, abandon any Patent or Mark in which such Grantor now owns or hereafter acquires any rights or interests if such abandonment could reasonably be expected to have a Material Adverse Effect or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with such Grantor's obligations under this Agreement, if such actions could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could reasonably be expected to have a Material Adverse Effect.

            (c) Duties of Grantors. In accordance with its standard commercial practices, each Grantor shall have the duty to (i) prosecute diligently any patent application or trademark application pending as of the date hereof or thereafter until the Obligations shall have been indefeasibly paid in full and Secured Party has no obligation to make any Loans under the Reimbursement Agreement, (ii) file and prosecute opposition and cancellation proceedings if the failure to do so could reasonably be expected to have a Material Adverse Effect and (iii) take all reasonable action necessary in such Grantor's reasonable business judgment consistent with past practices to preserve and maintain all rights in patent applications of the Patents and in applications for registrations of the Marks unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with the foregoing applications shall be borne by Grantors. Each Grantor shall not abandon any right to file a Patent application or Mark application except in accordance with its standard commercial practices if such abandonment could reasonably be expected to have a Material Adverse Effect. Each Grantor shall give proper statutory notice in connection with its use of each of the Marks to the extent necessary for the protection of each of the Marks. Grantors shall notify the Secured Party of any suits it commences to enforce the Patents and Marks and shall provide Secured Party with copies of any documents reasonably requested by Secured Party relating to such suits.

      11. Grantors' Covenants. In addition to the other covenants and agreements set forth herein and in the other Operative Documents, each Grantor covenants and agrees as follows:

            (a) Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

            (b) The Collateral will not be used in violation of any material law, regulation or ordinance or any applicable laws (including without limitation, all applicable regulations, rules and orders), nor used in any way that will void or impair any insurance required to be carried in connection therewith.

            (c) Such Grantor will keep the tangible Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

            (d) Such Grantor will take all reasonable steps to preserve and protect the Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (e) Such Grantor will maintain all insurance coverage required pursuant to the terms of the Reimbursement Agreement.

            (f) Such Grantor will promptly notify Secured Party in writing in the event of any material damage to the Collateral from any source whatsoever which could reasonably be expected to have a Material Adverse Effect.

            (g) Such Grantor will not (i) establish any location of Collateral not listed in Schedule 1-A, (ii) move its principal place of business, chief executive offices or any other office listed in Schedule 1-D , (iii) change its jurisdiction of incorporation or organization, or (iv) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 1-E, except upon not less than 30 days prior written notice to Secured Party and such Grantor's prior compliance with all applicable requirements of Section 4 hereof necessary to perfect Secured Party's security interest hereunder.

            (h) Such Grantor shall cause all of its equipment constituting Collateral to be operated and maintained in accordance with any applicable manufacturer's manuals or instructions and the requirements of its insurance policies. Such Grantor, at its expense, shall maintain such equipment in good condition, reasonable wear and tear excepted, and will comply with all laws, ordinances and regulations to which the use and operation of such equipment may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to such equipment, regardless of the cause. If maintenance is mandated by the manufacturer, such Grantor shall obtain and keep in effect at all times while the Obligations are outstanding maintenance service contracts with the vendor of such equipment or suppliers. All parts furnished in connection with such maintenance or repair shall immediately become part of such equipment. All such maintenance, repair and replacement services shall be promptly paid for and discharged by such Grantor with the result that no lien will attach to such equipment. Only qualified personnel of such Grantor or qualified contract personnel shall operate such equipment. Such equipment shall be used only for the purposes for which it was designed.

            (i) Such Grantor shall not establish any additional Deposit Account not listed on Schedule 1-B, or any Investment Account not listed on Schedule 1-B, except upon prior written notice to Secured Party and such Grantor's compliance with all applicable requirements of Section 4 hereof necessary to perfect Secured Party's security interest hereunder.

      12. Secured Party's Rights Regarding Collateral. At any time and from time to time, Secured Party may, to the extent necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) (whether or not an Event of Default has occurred) itself or through its representatives, at its own expense, upon reasonable notice and at such reasonable times during usual business hours, visit and inspect any of the Grantors' properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of any of the Grantors with officers of such Grantors and with their accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, perform any obligation of any of the Grantors under this Agreement. At any time and from time to time, at the expense of the Grantors, Secured Party may, to the extent necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors of the Collateral that the Collateral has been pledged as security to Secured Party; (ii) after an Event of Default has occurred and is continuing, at any time and from time to time request from obligors of the Collateral, in the name of the applicable Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) after an Event of Default has occurred and is continuing, direct obligors under the contracts included in the Collateral to direct their performance to Secured Party. Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws (including without limitation, all applicable regulations, rules and orders) shall be made of all material dealings and transactions pertaining to the Collateral. Secured Party shall at all reasonable times on reasonable prior notice have full access to and the right to audit any and all of Grantors' books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Secured Party shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Secured Party shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantors' therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any consent shall constitute an assumption by Secured Party of any of the Grantors' obligations under the contracts assigned hereunder unless Secured Party shall have given written notice to the counterpart to such assigned contract of Secured Party's intention to assume such contract. Each Grantor shall continue to be liable for performance of its obligations under such contracts.

      13. Collections on the Collateral. Except as provided to the contrary in the Reimbursement Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, upon notice from Secured Party to the Grantors, each Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for Secured Party and promptly delivered in kind to Secured Party (duly endorsed to Secured Party, if required), to be applied to the obligations or held as Collateral, as Secured Party shall elect. During the existence of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of any of the Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and such Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

      14. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. During the existence of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantors' obligations with respect thereto, or otherwise so long as consistent with the Operative

Documents or transactions contemplated thereby. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to the Grantors, and the receipt of any of the same by the Grantors shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility arising after such delivery to the Grantors. So long as Secured Party exercises reasonable care and complies with Section 9207 of the UCC with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to any Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.

      15. Remedies.

            (a) Rights Upon Event of Default. During the existence of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, Secured Party shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies in accordance with applicable law, all of which may be exercised with or without further prior notice to the Grantors except such notice as may be specifically required by applicable law: (i) to foreclose the Liens and security interests created hereunder or under any other Operative Document by any available judicial procedure or without judicial process; (ii) to enter peaceably any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to Secured Party; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as Secured Party reasonably deems appropriate and is commercially reasonable; (vii) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the applicable Grantor for the benefit of Secured Party; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, on behalf of itself or in the name of the applicable Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by Secured Party to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive prior notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or any of the Grantors, may be applied by Secured Party, without notice to the Grantors, to the Obligations in such order and manner as Secured Party in its sole discretion shall determine; (x) to insure, protect and preserve the Collateral;
(xi) to exercise all rights, remedies, powers or privileges provided under any of the Operative Documents; and

(xii) to remove peaceably, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of the Grantors and subject to the rights of third parties, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and, subject to the rights of third parties, Secured Party shall be deemed to have a rent-free tenancy of any premises of the Grantors for such purposes and for such periods of time as reasonably required by Secured Party. So long as an Event of Default has occurred and is continuing, each Grantor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of such Grantor or elsewhere, which are reasonably convenient to Secured Party and the Grantors and will make available to Secured Party, free of cost and subject to the rights of third parties, all premises, equipment and facilities of such Grantor for the purpose of Secured Party's taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

            (b) Possession by Secured Party. During the existence of an Event of Default, Secured Party also shall have the right, without prior notice or demand, either in person, by Secured Party or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, during the existence of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by Secured Party shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

            (c) Sale of Collateral. Any public or private sale or other disposition of the Collateral pursuant to this Section 15 may be held, subject to the rights of third parties, at any office of Secured Party, or at the Grantors' places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. Secured Party or any Person acting on Secured Party's behalf may bid and purchase at any such sale or other disposition. In furtherance of Secured Party's rights hereunder, each Grantor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Secured Party's exercise of its remedies hereunder.

(d) Notice of Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least seven (7) Business Days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the

Obligations except as expressly provided for in this paragraph. Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Secured Party may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

            (e) Private Sales. With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale pursuant to this Section 15 in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale pursuant to this Section 15, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Secured Party shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

            (f) Title of Purchasers. Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral hereunder is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

            (g) Disposition of Proceeds of Sale. The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral hereunder shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and third, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

            (h) Certain Waivers. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against Secured Party arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof hereunder, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Secured Party.

            (i) Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity. 16. Notice. Secured Party shall use reasonable efforts to give the Grantors reasonable prior written notice of the exercise of any remedy provided for herein, provided that the failure to give such notice shall not subject Secured Party to liability and shall not affect the validity or exercise of any remedy hereunder.

      17. Secured Party Appointed Attorney-in-Fact. To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion to do any of the following acts or things during the existence of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by Secured Party; and (e) to file any claims or take any action or institute any proceedings which Secured Party may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of Secured Party with respect to any of the Collateral; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act or omission (other than Secured Party's own gross negligence or willful misconduct) taken with respect thereto.

      18. Costs and Expenses. Each Grantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of Secured Party's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Borrower or any of their Affiliates).

      19. Intentionally omitted.

      20. Other Agreements; Governing Agreement. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other Operative Document executed by the Grantors or any other Person in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto; provided, however, that in the event of inconsistency between this Agreement and the Reimbursement Agreement, the Reimbursement Agreement shall govern.

      21. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

      22. Understandings With Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Secured Party or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

      23. Indemnity. Each Grantor shall indemnify, reimburse and hold Secured Party, each of Secured Party's members, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of such Grantor or such Grantor's failure to comply with the terms of this Agreement or any other Operative Document while the Obligations are outstanding. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any hazardous materials on the premises of such Grantor, including any Claims asserted or arising under any environmental law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that such Grantor shall not indemnify Secured Party for any liability incurred by Secured Party as a direct and sole result of Secured Party's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon an indemnitee's written demand, such Grantor shall assume and diligently conduct, at its sole cost and expense, the entire defense of Secured Party, each of its members, and each of their respective agents, employees, directors, officers, shareholders, successors and assigns, using counsel reasonably acceptable to such indemnitee against any indemnified Claim. Such Grantor shall not settle or compromise any Claim against or involving Secured Party without first obtaining Secured Party's written consent thereto, which consent shall not be unreasonably withheld or delayed.

      24. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with the terms of the Reimbursement Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      25. Notices. All notices and other communications provided for hereunder shall be given in writing in the manner and to the addresses set forth either in the Reimbursement Agreement or in the Guaranty dated as of even date herewith made by the Grantors.

      26. Continuing Security Interest: Transfer of Notes; Termination. This Agreement shall create a continuing security interest in the Collateral pursuant to Section 2 hereof and shall (i) remain in full force and effect until (A) indefeasible payment in full of the Obligations and the termination or expiration of Lender's obligation to make loans under the Credit Agreement or
(B) the termination of the

Secured Party's obligations under the Credit Guaranty, (ii) be binding upon each Grantor, their successors and assigns and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and any successor Secured Party, subject to the terms and conditions of the Reimbursement Agreement. Subject to the terms of the Reimbursement Agreement, any Secured Party may assign or otherwise transfer any Loan, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party or Secured Party herein or otherwise. Nothing set forth herein or in any other Operative Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Operative Document or any Collateral. The Grantors' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, except as otherwise permitted under the Reimbursement Agreement or any other Operative Document, none of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

      27. Release of the Grantors. This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been paid in full in cash and when Lender's obligation to make loans under the Credit Agreement has expired or have otherwise been terminated, or when the Secured Party's obligations under the Credit Guarantee shall have otherwise been terminated. Upon such release and termination of all Obligations and the security interest hereunder, all rights in and to the Collateral granted or pledged by the Grantors hereunder shall automatically revert to the Grantors, and Secured Party shall return any pledged Collateral in their possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

      28. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

      29. Jury Trial. EACH GRANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      30. Limitation of Liability. NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST LENDER OR THE MEMBERS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OF LENDER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

      34. Covenant Not to Issue Uncertificated Securities. Each Grantor covenants to Secured Party that any Pledged Securities held by it shall be in certificated form (as contemplated by Article 8 of the Uniform Commercial Code), and that it will not seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the Uniform Commercial
Code).

      35. Covenant Not to Dilute Interests of Secured Party in Securities. Each Grantor represents, warrants and covenants to Secured Party that it will (a) not at any time cause or permit any Subsidiary that is an issuer of Pledged Securities to issue any capital stock or any warrant options or other rights to acquire any capital stock, other than to such Grantor or as otherwise permitted under the Reimbursement Agreement and (b) pledge to Secured Party in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all shares of stock or other securities of each issuer of Pledged Securities.

      36. Pledged Limited Liability Company Interests/Covenant Not to Dilute. Each Grantor represents, warrants and covenants to Secured Party that it will
(a) not at any time cause or permit any Pledged Entities to issue any additional membership interests or any other rights or options to acquire any additional limited liability company interests, other than to the Grantors or as otherwise permitted under the Reimbursement Agreement, and (b) pledge to Secured Party in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Limited Liability Company Interests of each Pledged Entity.

      37. Pledged Partnership Interests/Covenant Not to Dilute. Each Grantor represents, warrants and covenants to Secured Party that it will (a) not at any time cause or permit any Pledged Partnership Entities to issue any additional partnership interests or any other rights or options to acquire any additional partnership interests, other than to the Grantors or as otherwise permitted under the Reimbursement Agreement, and (b) pledge to Secured Party in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Partnership Interests of each Pledged Partnership Entity.



                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



                           DSL.NET, INC.


                           By: ______________________________

                           Name: ____________________________

                           Title: ___________________________



                           [SUBSIDIARY]


                           By: ______________________________

                           Name: ____________________________

                           Title: ___________________________



                           [SUBSIDIARY]


                           By: ______________________________

                           Name: ____________________________

                           Title: ___________________________



                           VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.

                           By:  VantagePoint Venture Associates III, LLC



                           By: ______________________________

                           Name: ____________________________

                           Title: Managing Member

                                  SCHEDULE 1-A
                             LIST OF ASSET LOCATIONS

  Grantor          Brief Description of Assets        Location (county, state)
  -------          ---------------------------        ------------------------

                                  SCHEDULE 1-B
                            LIST OF DEPOSIT ACCOUNTS


Grantor/Depositor's Name     Depositary Bank     Account Number     Account Type
------------------------     ---------------     --------------     ------------














                            LIST OF DEPOSIT ACCOUNTS


Grantor/Depositor's Name    Bank/Brokerage Firm    Account Number   Account Type
------------------------    -------------------    --------------   ------------

                                  SCHEDULE 1-C
                           LIST OF PLEDGED COLLATERAL

                               Shares or      Shares Issued
Grantor  Issuer  Cert. No.  Interst Pledged  and Outstanding  Shares Authorized
-------  ------  ---------  ---------------  ---------------  -----------------

                                  SCHEDULE 1-D
               LOCATION OF CHIEF EXECUTIVE OFFICE OF EACH GRANTOR


Grantor                  Location
-------                  --------

                                  SCHEDULE 1-E
                               LIST OF TRADENAMES


Grantor                Trade Names (including any used in the preceding 5 years)
-------                ---------------------------------------------------------

                                  SCHEDULE 1-F


Trademark                  Registration Number                 Registration Date
---------                  -------------------                 -----------------








Trademark Application             Application Number            Application Date
---------------------             ------------------            ----------------

                                  SCHEDULE 1-G

Patent                    Registration Number                  Registration Date
------                    -------------------                  -----------------









Patent Application              Application Number              Application Date
------------------              ------------------              ----------------

                                  SCHEDULE 1-H

Copyright                   Registration Number                Registration Date
---------                   -------------------                -----------------









Copyright Application             Application Number            Application Date
---------------------             ------------------            ----------------

                                   EXHIBIT A-1

                              TO SECURITY AGREEMENT

                              FORM OF PLEDGE NOTICE

                             [Letterhead of Grantor]



                                                                          [Date]


TO:   [Name of Pledged Entity]


            Notice is hereby given that, pursuant to the Security Agreement (a true and correct copy of which is attached hereto), dated as of [Date] (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), among [NAME OF GRANTOR] (the "Grantor"), the other pledgors from time to time party thereto and VantagePoint Venture III (Q), L.P. (the "Secured Party"), the Grantor has pledged and assigned to the Secured Party, and granted to the Secured Party a continuing security interest in, all right, title and interest of the Grantor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement"), including, without limitation:

                  (i) all the capital of the [Partnership] [LLC] and the
            Grantor's interest in all profits, income, surplus, losses, [Partnership] [LLC] assets and other distributions to which the Grantor shall at any time be entitled in respect of such [Partnership] [Membership] interest;

                  (ii) all other payments due or to become due to the Grantor in respect of such [partnership [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (iii) all of its claims, rights, powers, privileges,
            authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

                  (iv) all present and future claims, if any, of the Grantor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

                  (v) all of the Grantor's rights under the [Partnership] [LLC]
            Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Grantor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Grantor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                  (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

            Pursuant to the Security Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Grantor's pledge to the Secured Party of the interest of the Grantor on the [Partnership's] [LLC's] books.

            The Grantor hereby requests the [Partnership] [LLC] to indicate the [Partnership's] [LLC's] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Secured Party.

                                               [NAME OF GRANTOR]

                                               By ______________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT A-2

                              To Security Agreement

                          FORM OF ISSUER ACKNOWLEDGMENT

            [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]) hereby acknowledges receipt of a copy of the assignment by [NAME OF GRANTOR] ("Grantor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement") pursuant to the terms of the Security Agreement, dated as of [Date] (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), among the Grantor, the other grantors from time to time party thereto, and VantagePoint Venture Partners III (Q), L.P. (the "Secured Party"). The undersigned hereby further confirms (i) the registration of the Grantor's pledge of its interest to the Secured Party on behalf of the Secured Creditors on the [Partnership's] [LLC's] books and (ii) upon receipt from the Secured Party of a notice stating that an "Event of Default" has occurred and is continuing, the undersigned shall only comply with instructions originated by the Secured Party with respect to the pledge of the interest referred to above notwithstanding contrary instructions given by any other person or entity, including the Grantor until such time as otherwise notified by the Secured Party.


Dated: _______, ____

                                                [NAME OF PLEDGED ENTITY]

                                                BY _____________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT B
                              TO SECURITY AGREEMENT

                            [SEPARATE INSTRUMENT FOR
                            EACH FORM OF COLLATERAL]

                           GRANT OF SECURITY INTEREST

                        [PATENTS][TRADEMARKS][COPYRIGHTS]

            THIS GRANT OF SECURITY INTEREST, dated as of ________________, 2002, is executed by [GRANTOR], a [state of incorporation] corporation ("Grantor"), in favor of VantagePoint Venture Partners III (Q), L.P. ("Secured Party").

            A. Grantor has entered into a Security Agreement, dated the date hereof (the "Security Agreement"), by and between _______________________ in favor of Secured Party;

            [B. Grantor owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof (collectively, the "Patents");]

            [B. Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the "Trademarks");]

            [B. Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto as part hereof (collectively, the "Copyrights");]

            [C. Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;

            [C. Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations, as defined in the Security Agreement;]

            [C. Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Secured Party a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

            Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

      Secured Party's address is:    VantagePoint Venture Partners III (Q), L.P.
                                     __________________________________________
                                     __________________________________________
                                     __________________________________________






                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of the day and year first above written.

[GRANTOR]



By: _________________________

Name: _______________________

Title: ______________________

                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                     PATENTS


       Title                      Date Issued                    Patent No.
       -----                      -----------                    ----------









                   SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                               PATENT APPLICATIONS


       Title                    Application Date              Application No.
       -----                    ----------------              ---------------

                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                   TRADEMARKS


      Mark                     Registration Date               Registration No.
      ----                     -----------------               ----------------











                   SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                             TRADEMARK APPLICATIONS



      Mark                      Application Date               Application No.
      ----                      ----------------               ---------------

                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                   COPYRIGHTS



    Description                Registration Date               Registration No.
    -----------                -----------------               ----------------

                                                                       Exhibit 6

                                    GUARANTY
                                    --------

            THIS GUARANTY (this "Guaranty"), dated as of [DATE], 2002, is executed by each of the undersigned (each such entity and each entity which hereafter executes and delivers a Subsidiary Joinder in substantially the form of Attachment 1 hereto to be referred to herein as a "Guarantor"), in favor of VANTAGEPOINT VENTURE PARTNERS III (Q), L.P. ("VPVP").

                                    RECITALS

            A. Reference is made to that certain [Credit Agreement, dated as of the date hereof (the "Credit Agreement"), by and between [Fleet National Bank] ("Lender") and DSL.net, Inc. ("Borrower").

            B. It is a condition precedent to the extension of credit by Lender under the Credit Agreement that VPVP enter into a guaranty (the "Credit Guaranty") to guaranty certain of the obligations of Borrower to Lender under the Credit Agreement.

            C. In order to induce VPVP to enter into the Credit Guaranty: (i) Borrower has agreed to enter into a Reimbursement Agreement, dated as of the date hereof (the "Reimbursement Agreement"), (ii) Borrower's subsidiaries party hereto have agreed to enter into this Guaranty to guaranty Borrower's obligations to VPVP under the Reimbursement Agreement and (iii) Borrower and Guarantors have agreed to enter into a Security Agreement, dated as of the date hereof, to secure their respective obligations under the Reimbursement Agreement and this Guaranty.

            D. Each of the undersigned Guarantors is a subsidiary of Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                                    AGREEMENT

                        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, and VPVP hereby agree as follows:

1. Definitions and Interpretation.

            (a) Definition. When used in this Guaranty, the following terms shall have the following respective meanings:

            "Adjusted Maximum Guaranty Amount" shall mean, with respect to any Guarantor, the maximum liability of such Guarantor under this Guaranty, limited to the extent provided in Section 2(d) hereof (except that, for purposes of calculating the Adjusted Maximum Guaranty Amount of a Guarantor only, any assets or liabilities of such Guarantor arising under Section 8 hereof shall be ignored).

            "Aggregate Guaranty Payments" shall mean, with respect to any Guarantor at any time, the aggregate net amount of all payments made by such Guarantor under this Guaranty (including, without limitation, under Section 8 hereof) at or prior to such time.

            "Borrower" shall have the meaning given to that term in Recital A hereof.

            "Credit Agreement" shall have the meaning given to that term in the Recital hereof.

            "Disallowed Post-Commencement Interest and Expenses" shall mean interest computed at the rate provided in the Reimbursement Agreement and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Operative Documents accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

            "Fair Share" shall mean, with respect to any Guarantor at any time, an amount equal to (i) a fraction, the numerator of which is the Adjusted Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Adjusted Maximum Guaranty Amounts of all Guarantors, multiplied by
(ii) the aggregate amount paid by all Funding Guarantors under this Guaranty at or prior to such time.

            "Fair Share Shortfall" shall mean, with respect to any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.

            "Funding Guarantor" shall have the meaning given to that term in
Section 8 hereof.

            "Guaranteed Obligations" shall mean the Obligations.

            "Guarantor" shall have the meaning given to that term in the introductory paragraph hereof.

            "Insolvency Proceeding" shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to Borrower or any Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

            "Operative Documents" shall have the meaning given to that term in the Reimbursement Agreement.

            "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

            "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

            "Subordinated Obligations" shall have the meaning given to that term in Section 6 hereof.

            "Subsidiary Joinder" shall mean an agreement substantially in the form of Attachment 1 hereto.

            "VPVP" shall have the meaning given to that term in the introductory paragraph hereof.

            Unless otherwise defined herein, all other capitalized terms used herein and defined in the Reimbursement Agreement shall have the respective meanings given to those terms in the Reimbursement Agreement.

            (b) Other Interpretive Provisions. The rules of construction set forth in the Reimbursement Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Each Guarantor acknowledges receipt of copies of the Reimbursement Agreement and the other Operative Documents.

2. Guaranty.

            (a) Payment Guaranty. Each Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, each Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of VPVP, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Operative Documents, whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Guaranty is a guaranty of payment and not of collection.

            (b) Continuing Guaranty. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefensibly paid or until the Credit Guaranty is terminated. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from VPVP, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

            (c) Independent Obligation. The liability of each Guarantor hereunder is independent of the Guaranteed Obligations and of the obligations of each other Guarantor hereunder, and a separate action or actions may be brought and prosecuted against each Guarantor irrespective of whether action is brought against Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations or whether Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

            (d) Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

            (e) Termination. Notwithstanding any termination of this Guaranty in accordance with Section 6 hereof, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by VPVP after receipt.

3. Representations and Warranties. Each Guarantor makes the following representations and warranties to VPVP:

            (a) Due Incorporation, Qualification, etc. Such Guarantor and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

            (b) Authority. The execution, delivery and performance by such Guarantor of each Operative Document to be executed by such Guarantor and the consummation of the transactions contemplated thereby (i) are within the power of such Guarantor and (ii) have been duly authorized by all necessary actions on the part of such Guarantor.

            (c) Enforceability. Each Operative Document executed, or to be executed, by such Guarantor has been, or will be, duly executed and delivered by such Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            (d) Non-Contravention. The execution and delivery by such Guarantor of the Operative Documents executed by such Guarantor and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the certificate of incorporation or bylaws or comparable formation documents of such Guarantor or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Guarantor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which such Guarantor is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of such Guarantor (other than any Lien arising under the Operative Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to such Guarantor, its business or operations, or any of its assets or properties.

            (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by such Guarantor and the performance and consummation of the transactions contemplated thereby.

            (f) No Violation or Default. Neither such Guarantor nor such Guarantor's Subsidiaries is in violation of or in default with respect to (i) its certificate of incorporation or bylaws or comparable formation documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect. No default under this Guaranty has occurred and is continuing.

            (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Guarantor, threatened against such Guarantor or such Guarantor's Subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Guarantor of the Operative Documents or the transactions contemplated thereby.

            (h) Other Regulations. Neither such Guarantor nor its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

            (i) Governmental Charges. Each of such Guarantor and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it. Such Guarantor and such Guarantor's Subsidiaries have paid, or made provision for the payment of, all taxes and other levies, assessments, fees, claims or other charges imposed by any governmental authority which have or may have become due pursuant to said returns, except such taxes, levies, assessments, fees, claims or other charges, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

            (j) Subsidiaries, etc. Except as set forth in the Disclosure Schedule attached hereto (setting forth the jurisdiction of incorporation or formation, capital structure and percentage ownership of each shareholder), such Guarantor has no Subsidiaries, is not a partner in any partnership, a member of any limited liability company or a joint venturer in any joint venture.

            (k) Solvency, Etc. Such Guarantor is Solvent and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, each of such Guarantor and its Subsidiaries will be Solvent.

4. Covenants. Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefensibly paid, each Guarantor shall comply with the following covenants:

            (a) Financial Statements, Reports, Etc(i) . Such Guarantor shall furnish to VPVP such financial statements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of such Guarantor or its Subsidiaries, and compliance by Borrower and such Guarantor with the terms of the Operative Documents as VPVP may from time to time reasonably request.

            (b) Inspections. Such Guarantor and its Subsidiaries shall permit any Person designated by VPVP, upon reasonable prior notice and during normal business hours, to visit and inspect any of the properties and offices of such Guarantor and its Subsidiaries, to examine the books and records of such Guarantor and its Subsidiaries and make copies thereof and to discuss the affairs, finances and accounts of such Guarantor and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as VPVP may reasonably request.

            (c) Insurance. Such Guarantor and its Subsidiaries shall maintain the insurance required to be maintained under the Reimbursement Agreement.

            (d) Governmental Charges. To the extent failure to do so could reasonably be expected to have a Material Adverse Effect, such Guarantor and its Subsidiaries shall promptly pay and discharge all taxes and other charges imposed by any government authority upon such Guarantor or its Subsidiaries or their property as and when they become due.

            (e) General Business Operations. To the extent failure to do so could reasonably be expected to have a Material Adverse Effect, such Guarantor and its Subsidiaries shall (i) maintain its corporate existence and all rights, privileges and franchises necessary for the conduct of its business and (ii) comply with any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person and any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound.

5. Authorizations, Waivers, Etc.

            (a) Authorizations. Each Guarantor authorizes VPVP, in its discretion, without prior notice to such Guarantor, irrespective of any change in the financial condition of Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to:

                  (i) Create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Operative Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

                  (ii) Take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

                  (iii) Otherwise exercise any right or remedy they may have against Borrower, such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

                  (iv) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

                  (v) Assign the Guaranteed Obligations, this Guaranty or the other Operative Documents in whole or in part to the extent provided in the Reimbursement Agreement and the other Operative Documents.

            (b) Waivers. To the extent permitted by applicable law, each Guarantor hereby waives:

                  (i) Any right to require VPVP to (A) proceed against Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, (B) proceed against or exhaust any security received from Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshal the assets of Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in VPVP's power whatsoever;

                  (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

                  (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by VPVP to foreclose upon security by nonjudicial sale, or otherwise;

                  (iv) Any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any of the Operative Documents);

                  (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

                  (vi) Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefensibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which VPVP or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by VPVP or any other Person on account of the Guaranteed Obligations;

                  (vii) All presentments, demands for performance, notices of nonperformance, notices delivered under the Operative Documents, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

                  (viii) The benefit of any statute of limitations to the extent permitted by law;

                  (ix) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

                  (x) Any right to be informed by VPVP of the financial condition of Borrower, any other Guarantor or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

                  (xi) Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefensibly paid, any right to revoke this Guaranty;

                  (xii) Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations;

                  (xiii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code; and

                  (xiv) Any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

Without limiting the scope of any of the foregoing provisions of this Section 5, to the extent permitted by applicable law, each Guarantor hereby further waives
(A) all rights and defenses arising out of an election of remedies by VPVP, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise, (B) all rights and defenses such Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive,
Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

            (c) Financial Condition of Borrower, Etc. Each Guarantor is fully aware of the financial condition and affairs of Borrower. Each Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to such Guarantor by VPVP and has, independently and without reliance on VPVP and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon VPVP, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

6. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and obligations owed to such Guarantor by Borrower or any Subsidiary of Borrower (the "Subordinated Obligations") to the Guaranteed Obligations as provided in this Section 6.

            (a) Prohibited Payments, Etc. Except during the existence of an Event of Default or any default by any Guarantor hereunder, each Guarantor and its Subsidiaries may receive regularly scheduled payments from Borrower on account of Subordinated Obligations. During the existence of any Event of Default or any default by any Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to Borrower, however, unless VPVP otherwise requests, such Guarantor shall not, nor shall it permit any of its Subsidiaries to, demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (b) Prior Payment of Guaranteed Obligation. In any Insolvency Proceeding relating to Borrower, each Guarantor agrees that VPVP shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) before such Guarantor or any of its Subsidiaries receives payment of any Subordinated Obligations.

            (c) Turn-Over. During the existence of any Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to Borrower), each Guarantor and its Subsidiaries shall, if VPVP so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for VPVP and deliver such payments to VPVP on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

            (d) VPVP Authorization. During the existence of any Event of Default or any default by a Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to Borrower, VPVP is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor and its Subsidiaries, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to VPVP for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

7. General Pledge; Setoff.

            (a) Pledge. In addition to all liens upon and rights of setoff against the property of any Guarantor given to VPVP by law or separate agreement to secure the liabilities of any Guarantor hereunder, to the extent permitted by law, each Guarantor hereby grants to VPVP, as security for such Guarantor's obligations hereunder, a security interest in all monies, securities and other property of such Guarantor now or hereafter in the possession of VPVP; and VPVP shall have all rights and remedies of a secured party with respect to such property.

            (b) Setoff. In addition to any rights and remedies of VPVP provided by law, VPVP shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, during the existence of an Event of Default, to set-off and apply against the Guaranteed Obligations then due and payable any amount owing from VPVP to such Guarantor.

            (c) Nonwaiver. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of VPVP or by any failure to exercise such right of setoff or to enforce such security interest, or by any delay in so doing; and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by VPVP.

8. Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Guaranty. Accordingly, if any payment is made by any Guarantor under this Guaranty (a "Funding Guarantor"') that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 8 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty or the amount of the Guaranteed Obligations.

9. Miscellaneous.

            (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Guarantor or VPVP under this Guaranty or the other Operative Documents to which a Guarantor is a party shall be in writing and fixed, mailed or delivered, if to a Guarantor or VPVP, at its respective facsimile number or address set forth below or in the respective Subsidiary Joinder for such Guarantor (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by overnight service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and
(iv) when faxed, upon confirmation of receipt.

            Guarantor:            ___________________________________________
                                  ___________________________________________
                                  ___________________________________________
                                  Attention:
                                  Facsimile:
                                  Telephone:

            Guarantor:            ___________________________________________
                                  ___________________________________________
                                  ___________________________________________
                                  Attention:
                                  Facsimile:
                                  Telephone:

            Guarantor:            ___________________________________________
                                  ___________________________________________
                                  ___________________________________________
                                  Attention:
                                  Facsimile:
                                  Telephone:

            VPVP                  VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.


                                  Attention:
                                  Telephone:
                                  Facsimile:

            (b) Payments. Each Guarantor shall make all payments required hereunder to VPVP, or its order, at VPVP's office located at the address set forth in Section 9(a) hereof, or at such other office as VPVP may designate, on demand, in U.S. dollars. If any amounts required to be paid by a Guarantor under this Guaranty are not paid when due, such Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the [Default Rate].

            (c) Expenses . Each Guarantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by VPVP in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Guaranty and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by VPVP in connection with the enforcement or attempted enforcement of this Guaranty or any of the Guaranteed Obligations or in preserving any of VPVP's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Guarantor, any other Guarantor, Borrower or any of their Affiliates).

            (d) Waivers, Amendments. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Guarantor and VPVP. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on VPVP's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

            (e) Assignment. This Guaranty shall be binding upon and inure to the benefit of VPVP, the Guarantors and their respective successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations under this Guaranty without the prior written consent of VPVP, and, provided, further, that VPVP may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Reimbursement Agreement. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

            (f) Cumulative Rights, etc. The rights, powers and remedies of VPVP under this Guaranty shall be in addition to all rights, powers and remedies given to VPVP by virtue of any applicable law, rule or regulation of any governmental authority, the Reimbursement Agreement, any other Operative Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing VPVP's rights hereunder. Each Guarantor waives any right to require VPVP to proceed against any Person or to exhaust any Collateral or to pursue any remedy in VPVP's power.

            (g) Payments Free of Taxes, Etc. All payments made by each Guarantor under this Guaranty shall be made by each Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, each Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to VPVP, hereunder, the amounts so payable to VPVP shall be increased to the extent necessary to yield to VPVP (after payment of all such amounts) any such amounts payable hereunder in the amounts, specified in this Guaranty. Upon reasonable request by VPVP, each Guarantor shall furnish evidence satisfactory to VPVP that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

            (h) Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            (i) Joint and Several Obligation. The obligations of the Guarantors under this Guaranty are joint and several obligations of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations, without regard to whether enforcement is sought or available against any other Guarantor.

            (j) Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAWS PROVISIONS).

            (k) Jury Trial. EACH GUARANTOR AND VPVP, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

            (l) Limitation of Liability. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST VPVP OR THE MEMBERS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OF VPVP FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                            [GUARANTOR]

                                            By: ________________________________
                                                  Name: ________________________
                                                  Title: _______________________



                                            [GUARANTOR]

                                            By: ________________________________
                                                  Name: ________________________
                                                  Title: _______________________

                               DISCLOSURE SCHEDULE

                                  ATTACHMENT 1

                               SUBSIDIARY JOINDER


            THIS SUBSIDIARY JOINDER (this "Agreement"), dated as of __________, ____, is executed by [NEW SUBSIDIARY], a ___________ [corporation] [partnership] [etc.] ("New Subsidiary"), in favor of VANTAGEPOINT VENTURE PARTNERS III (Q), L.P. (the "VPVP").

                                    RECITALS

            A. Reference is made to that certain [Credit Agreement, dated as of [DATE], 2002 (the "Credit Agreement"), by and between [Fleet National Bank] ("Lender") and DSL.net, Inc. ("Borrower").

            B. VPVP entered into a Guaranty, dated as of [DATE], 2002 (the "Credit Guaranty"), to guaranty certain of the obligations of Borrower under the Credit Agreement.

            C. In order to induce VPVP to enter into the Credit Guaranty, (i) Borrower entered into a Reimbursement Agreement, dated as of [DATE], 2002 (the "Reimbursement Agreement"), (ii) certain of Borrower's subsidiaries ("Guarantors") entered into a Guaranty, dated as of [DATE], 2002 (the "Guaranty"), to guaranty Borrower's obligations to VPVP under the Reimbursement Agreement and (iii) Borrower and Guarantors entered into a Security Agreement, dated as of [DATE], 2002, to secure their respective obligations under the Reimbursement Agreement and the Guaranty.

            D. New Subsidiary is a [new] Subsidiary of Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Reimbursement Agreement.


                                    AGREEMENT

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, New Subsidiary hereby agrees with VPVP, as follows:

            1. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Guaranty shall have the respective meanings given to those terms in the Guaranty. New Subsidiary acknowledges receipt of copies of the Guaranty, the Security Agreement, the Loan Agreement and the other Operative Documents.

            2. Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of VPVP, New Subsidiary hereby makes each of the representations and warranties made by each Guarantor in the Guaranty.

            3. Agreement to be Bound. New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and a Grantor (as such term is defined in the Security Agreement) under the Security Agreement and shall be bound by all the provisions of the Guaranty and the Security Agreement to the same extent as if New Subsidiary had executed the Guaranty and the Security Agreement on the Closing Date.

            4. Waiver. Without limiting the generality of the waivers in the Guaranty, New Subsidiary specifically agrees to be bound by the Guaranty and the Security Agreement and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty and the Security Agreement.

            5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.










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

            IN WITNESS WHEREOF, New Subsidiary has caused this Agreement to be executed by its duly authorized officer.

                                               [NEW SUBSIDIARY]

                                               By: _____________________________
                                                  Name: ________________________
                                                  Title: _______________________

            Address:

            [_________________________________]
            [_________________________________]
            [_________________________________]
            Attn:
            Telephone:
            Facsimile:



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